UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

Palladyne AI Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PDYN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	PDYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Offering

On October 31, 2024, Palladyne AI Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Investor Purchase Agreement”) with an accredited investor (the “Purchaser”) pursuant to which the Company agreed to issue and sell 2,790,700 shares (the “Shares”) of common stock of the Company, $0.0001 par value per share (“Common Stock”), at a price per share of $2.15 (such offering, the “Registered Offering”). Each Share is being sold with one Common Warrant (as defined below) at a combined purchase price of $2.15.

The Company will receive approximately $6 million in gross proceeds from the Registered Offering, before deducting placement agency fees and offering expenses. The Shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-268399), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 23, 2022, including the prospectus supplement to the base prospectus dated October 31, 2024.

Private Placements

Concurrently with the Registered Offering, the Company is conducting two separate private placements. Pursuant to the Investor Purchase Agreement, the Company is conducting a private placement (the “Investor Private Placement”) of warrants (the “Investor Common Warrants”) to purchase up to 2,790,700 shares of Common Stock. Additionally, pursuant to a separate Securities Purchase Agreement dated October 31, 2024, with the Company’s Chief Executive Officer and certain other members of the Board of Directors, (the “Insiders Purchase Agreement” together with the Investor Purchase Agreement, the “Purchase Agreements”), the Company conducted a private placement (the “Insider Private Placement” together with the Investor Private Placement, the “Private Placements”) of an aggregate of 430,105 shares of Common Stock and warrants (the “Insider Common Warrants” and together with the Investor Common Warrants, the “Common Warrants”) to purchase up to 430,105 shares of Common Stock. Pursuant to the Insider Purchase Agreement, the Company agreed to issue and sell (i) the shares of Common Stock at a price per share of $2.20, which was the consolidated closing bid price per share of the Common Stock on the Nasdaq Global Market on the day the Insiders Purchase Agreement was entered into, and (ii) the Insider Common Warrants at an offering price of $0.125 per Insider Common Warrant. The Company will receive approximately $1 million in gross proceeds from the Insider Private Placement.

The Common Warrants have an exercise price of $2.30 per share (subject to adjustment as set forth in the Common Warrants), will become exercisable six months after issuance and will expire five and one-half years from the date of their issuance. The Common Warrants contain standard anti-dilution adjustments to the exercise price including for share splits, share dividends, rights offerings and pro rata distributions.

The Private Placements are expected to close on November 1, 2024, concurrently with the Registered Offering, subject to customary closing conditions. The Company will receive aggregate gross proceeds, before deducting placement agent fees, of $7 million from the Registered Offering and the Private Placements. The Company intends to use the net proceeds from the Registered Offering and the Private Placements for general corporate purposes and working capital, including funding continued development and commercialization of its software products.

In connection with the Purchase Agreements, the Company will be required to file, on or prior to December 15, 2024 (the “Filing Date”), a resale registration statement (the “Resale Registration Statement”) with the SEC to register the resale of the shares of Common Stock issuable upon exercise of the Common Warrants. Pursuant to the Purchase Agreements, the Resale Registration Statement must be declared effective by the SEC within 60 days after the closing of the Private Placement, or 90 days if the Resale Registration Statement is reviewed by the SEC.

Each of the Company’s executive officers and directors entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which they agreed not to sell or transfer any securities of the Company held by them for a period commencing on October 31, 2024 and ending sixty (60) days thereafter, subject to certain exceptions.

A.G.P./Alliance Global Partners (the “Placement Agent”) is acting as the exclusive placement agent in connection with the Registered Offering and the Private Placement pursuant to a Placement Agent Agreement, dated as of October 31, 2024, between the Company and the Placement Agent (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Placement Agent will be paid a commission equal to 7.0% of the gross proceeds received by the Company in the Registered Offering and the Private Placement or sales arranged by the Placement Agent. The Company will reimburse the Placement Agent $50,000 for certain fees and expenses incurred by them, including attorney fees. The Company also agreed to pay a non-accountable expense allowance to the Placement Agent in an amount not to exceed $10,000.

The foregoing descriptions of the Common Warrants, the form of Investor Purchase Agreement, the form of Insiders Purchase Agreement, the form of Lock-Up Agreements and the Placement Agent Agreement are subject to, and qualified in their entirety by, such documents (or forms thereof), which are attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the subheading “Private Placements” is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the purchasers in the Purchase Agreements, the offering and sale of the Common Warrants and the shares of Common Stock sold in the Insider Private Placement will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder (“Regulation D”) and corresponding provisions of state securities or “blue sky” laws. The sale of the Common Warrants, the shares of Common Stock issuable upon exercise of the Common Warrants and the shares of Common Stock sold in the Insider Private Placement by the Company in the Private Placements has not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities did not involve a public offering and was made without general solicitation or general advertising. In the Purchase Agreements, each Purchaser represented that it is and on each date on which it exercises any Common Warrant will be, either (i) an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, and it is acquiring the Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Common Warrants in violation of the United States federal securities laws.

Item 8.01. Other Events.

On October 31, 2024, the Company issued a press release announcing the Private Placements and the Registered Offering. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including the accompanying exhibits, contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the closing of the Registered Offering and the Private Placement and the expectations regarding the use of proceeds from the offering. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those described in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
4.1	Form of Common Warrant
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
10.1	Form of Investor Purchase Agreement
10.2	Form of Insiders Purchase Agreement
10.3	Form of Lock-Up Agreement
10.4	Placement Agent Agreement entered into by and between the Company and the Placement Agent, dated October 31, 2024
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)
99.1	Press Release, dated October 31, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palladyne AI Corp.

Dated:	October 31, 2024	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief Legal Officer & Secretary